                                                      Registration No. 333-16481






                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549
                        ---------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                    63-0661573
(State of Incorporation)                   (I.R.S. Employer Identification No.)

      ONE COMMERCE STREET, SUITE 800                    (334) 240-5000
         MONTGOMERY, ALABAMA 36104                      (Telephone No.)
 (Address of principal executive offices)

                        ---------------------------------

                 JEFFERSON BANCORP, INC. 1983 STOCK OPTION PLAN
                 JEFFERSON BANCORP, INC. 1985 STOCK OPTION PLAN
                 JEFFERSON BANCORP, INC. 1987 STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)


                                                          Copies to:

              W. Flake Oakley, IV                Michael D. Waters, Esquire
      Chief Financial Officer, Treasurer       Miller, Hamilton, Snider & Odom
                and Secretary                  One Commerce Street, Suite 802
             Post Office Box 1108                 Montgomery, Alabama 36103
           Montgomery, Alabama 36102
    (Name and address of agent for service)








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         The Colonial BancGroup, Inc. ("BancGroup") registered 2,492,919 shares of its Common Stock on Form S-4, registration no. 333-16481, pursuant to the acquisition by merger of Jefferson Bancorp, Inc. ("Jefferson"), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of employee stock options under Jefferson's stock option plans (the "Jefferson Options") following the merger. A total of 1,927,476 shares were issued in the merger on January 3, 1997 and 47,218 shares will be issued upon the exercise of Jefferson Options following the merger.

         BancGroup has assumed the Jefferson Options and this Post Effective Amendment No. 2 on Form S-8 to the Form S-4 relates to the issuance of BancGroup Common Stock upon the exercise of Jefferson Options assumed by BancGroup.

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.           Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:
                  (a) The registrant's latest annual report filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's annual report referred to in (a) above.

                  (c) The description of the registrant's Common Stock contained in the registrant's registration statement on Form 8-A dated November 22, 1994, effective February 22, 1995.

         ITEM 4.           Description of Securities.

         Not applicable.

         ITEM 5.           Interests of Named Experts and Counsel.

         Certain legal issues respecting the shares of Common Stock of the registrant to be issued are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Post Office Box 46, Mobile, Alabama 36601. John
C. H. Miller, Jr., a member of such firm, is a director of the registrant. Mr. Miller's firm performs legal services for the registrant. Mr. Miller currently owns 10,158 shares of registrant's Common stock and may acquire 10,000 shares pursuant to stock options. Other attorneys in such firm own shares of BancGroup Common Stock, but such shares are immaterial in amount.

         ITEM 6.           Indemnification of Directors and Officers.

         Pursuant to Section 145 of the Delaware General Corporation Law, officers, directors, employees and agents of the registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the registrant, including

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reimbursement of certain expenses. In addition, the registrant maintains an officer's and director's insurance policy and separate indemnification agreements (the "Indemnification Agreements") pursuant to which officers and directors of the registrant would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.

         The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

         Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by
(i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

         The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification
Agreements: (i) BancGroup is

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under no obligation to advance expenses to a director or officer, and (ii)
except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

         The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

         The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

         The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

         The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

         The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

         The benefits of the Indemnification Agreements would not be available if (i) the

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action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements); (ii) the officer or director is paid for such expense or liability under an insurance policy;
(iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or (v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

         The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended. BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

         ITEM 7.           Exemption from Registration Claimed.

         Not applicable.


         ITEM 8.           Exhibits.

Exhibit No.                                                                     Description
-----------                                                                     -----------

4                                                             (A)      Jefferson Bancorp, Inc. 1983 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Exhibit 10.6 of
                                                                       Jefferson's Annual Report on
                                                                       Form 10-K for the year ended
                                                                       December 31, 1982 [SEC File No.
                                                                       0-6848].
                                                              (B)      Jefferson Bancorp, Inc. 1985 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Exhibit 10.4 of
                                                                       Jefferson's Annual Report on
                                                                       Form 10-K for the year ended
                                                                       December 31, 1985 [SEC File No.
                                                                       0-6848].
                                                              (C)      Jefferson Bancorp, Inc. 1987 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Annex II of
                                                                       Jefferson's definitive 1987
                                                                       Prospectus/Proxy Statement [SEC
                                                                       File No. 33-14444].
                                                              (D)      Resolutions of the Compensation



                                                                        Committee of the Board of Directors of
                                                                        Jefferson amending Jefferson's 1983,
                                                                        1985 and 1987 Stock Option Plans, as
                                                                        adopted by the Compensation Committee
                                                                        and by the Board of Directors on
                                                                        November 28, 1990-incorporated by
                                                                        reference to Exhibit 10.10 of
                                                                        Jefferson's Annual Report on Form 10-K
                                                                        for the year ended December 31, 1990
                                                                        [SEC File No. 0-6848].

                                                                    (E) Resolution amending Jefferson's 1985
                                                                        and 1987 Stock Option Plans, adopted
                                                                        by the Board of Directors on June 20,
                                                                        1994-incorporated by reference to
                                                                        Exhibit 10.10(1) of Jefferson's Annual
                                                                        Report on Form 10-K for the year ended
                                                                        December 31, 1994 [SEC File No.
                                                                        0-6848].

                                                                    (F) Resolution amending Jefferson's 1983,
                                                                        1985, and 1987 Stock Option Plans,
                                                                        adopted by the Board of Directors on
                                                                        December 19, 1995, incorporated by
                                                                        reference to Exhibit 10.15 of
                                                                        Jefferson's Annual Report on Form 10-K
                                                                        for the year ended December 31, 1995
                                                                        [SEC File No. 0-6848].

5                                                             Opinion of Messrs. Miller, Hamilton,
                                                              Snider & Odom, L.L.C.

23.1                                                          Consent of Messrs. Miller,
                                                              Hamilton, Snider & Odom, L.L.C.

23.2                                                          Consent of independent accountants,
                                                              Coopers & Lybrand L.L.P.

24                                                            Power of Attorney, filed as Exhibit 24 to
                                                              the registrant's Registration Statement on
                                                              Form S-4, Registration no. 333-20291, and
                                                              incorporated herein by reference.

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         ITEM 9.           Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs, (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against

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public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 11th day of February, 1997.

                                       THE COLONIAL BANCGROUP, INC.




                                       BY:     /s/ Robert E. Lowder
                                           ----------------------------------
                                                Its Chairman of the Board
                                                of Directors, President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURES                                           TITLE                                     DATE
----------                                           -----                                     ----


/s/ Robert E. Lowder                       Chairman of the Board                                **
------------------------                   of Directors, President
Robert E. Lowder                           and Chief Executive
                                           Officer


/s/ W. Flake Oakley, IV                    Chief Financial                                      **
-----------------------                    Officer, Secretary
W. Flake Oakley, IV                        and Treasurer (Principal
                                           Financial Officer and
                                           Principal Accounting
                                           Officer)



          *                                Director                                             **
-----------------------
Young J. Boozer

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



          *                                Director                                             **
---------------------------
William Britton



          *                                Director                                             **
---------------------------
Jerry J. Chesser



          *                                Director                                             **
---------------------------
Augustus K. Clements, III



         *                                 Director                                             **
---------------------------
Robert C. Craft



        *                                  Director                                             **
---------------------------
Patrick F. Dye



        *                                  Director                                             **
---------------------------
Clinton O. Holdbrooks



        *                                  Director                                             **
---------------------------
D. B. Jones



       *                                   Director                                             **
---------------------------
Harold D. King



         *                                 Director                                             **
---------------------------
John Ed Mathison

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






         *                                 Director                                             **
---------------------------
Milton E. McGregor



         *                                 Director                                             **
---------------------------
John C. H. Miller, Jr.



        *                                  Director                                             **
---------------------------
Joe D. Mussafer



        *                                  Director                                             **
---------------------------
William E. Powell



        *                                  Director                                             **
---------------------------
Donald J. Prewitt



        *                                  Director                                             **
---------------------------
Jack H. Rainer



        *                                  Director                                             **
---------------------------
Frances E. Roper



        *                                  Director                                             **
---------------------------
Ed V. Welch






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*        The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.





/s/ W. Flake Oakley, IV
---------------------------
W. Flake Oakley, IV
Attorney-in-Fact


**  Dated:  February 11, 1997


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933



                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)


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                                  EXHIBIT INDEX

Exhibit No.                                                                     Description
-----------                                                                     -----------
4                                                             (A)      Jefferson Bancorp, Inc. 1983 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Exhibit 10.6 of
                                                                       Jefferson's Annual Report on
                                                                       Form 10-K for the year ended
                                                                       December 31, 1982 [SEC File No.
                                                                       0-6848].
                                                              (B)      Jefferson Bancorp, Inc. 1985 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Exhibit 10.4 of
                                                                       Jefferson's Annual Report on
                                                                       Form 10-K for the year ended
                                                                       December 31, 1985 [SEC File No.
                                                                       0-6848].
                                                              (C)      Jefferson Bancorp, Inc. 1987 Stock
                                                                       Option Plan-incorporated by
                                                                       reference to Annex II of
                                                                       Jefferson's definitive 1987
                                                                       Prospectus/Proxy Statement [SEC
                                                                       File No. 33-14444].
                                                              (D)      Resolutions of the Compensation
                                                                       Committee of the Board of
                                                                       Directors of Jefferson amending
                                                                       Jefferson's 1983, 1985 and 1987
                                                                       Stock Option Plans, as adopted by
                                                                       the Compensation Committee and
                                                                       by the Board of Directors on
                                                                       November 28, 1990-incorporated by
                                                                       reference to Exhibit 10.10 of
                                                                       Jefferson's Annual Report on
                                                                       Form 10-K for the year ended
                                                                       December 31, 1990 [SEC File No.
                                                                       0-6848].
                                                              (E)      Resolution amending Jefferson's 1985
                                                                       and 1987 Stock Option Plans, adopted
                                                                       by the Board of Directors on June 20,
                                                                       1994-incorporated by reference to
                                                                       Exhibit 10.10(1) of Jefferson's Annual
                                                                       Report on Form 10-K for the year ended

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


                                                                       December 31, 1994 [SEC File No.
                                                                       0-6848].
                                                              (F)      Resolution amending Jefferson's
                                                                       1983, 1985, and 1987 Stock Option
                                                                       Plans, adopted by the Board of
                                                                       Directors on December 19, 1995,
                                                                       incorporated by reference to
                                                                       Exhibit 10.15 of Jefferson's Annual
                                                                       Report on Form 10-K for the year
                                                                       ended December 31, 1995 [SEC
                                                                       File No. 0-6848].

5                                                             Opinion of Messrs. Miller, Hamilton,
                                                              Snider & Odom, L.L.C.

23.1                                                          Consent of Messrs. Miller,
                                                              Hamilton, Snider & Odom, L.L.C.

23.2                                                          Consent of independent accountants,
                                                              Coopers & Lybrand L.L.P.

24                                                            Power of Attorney, filed as Exhibit 24 to
                                                              the registrant's Registration Statement on
                                                              Form S-4, Registration no. 333-20291, and
                                                              incorporated herein by reference.


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